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                                  EXHIBIT 99.1

March 24, 2004

FOR IMMEDIATE RELEASE
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        MEXCO ENERGY CORPORATION ANNOUNCES SIGNING OF AGREEMENT REGARDING
                          EXPLORATION FOR GAS IN RUSSIA


      MIDLAND, TEXAS - Mexco Energy Corporation announced today the signing in Moscow, Russia, of an agreement to begin a preliminary feasibility study for exploration and development of natural gas reserves in Russia.

      In April of this year, a team of U.S. and Russian experts will commence a feasibility study of a number of undeveloped natural gas fields located in the vicinity of Gasprom pipelines which serve Russia.

      This agreement contemplates operations through a Russian company which would be owned jointly by Mexco Energy Corporation, three individuals, and a Russian corporation, Yava-Stroi. For further information please refer to the Company's Form 8-K filed with this press release posted on the Securities and Exchange Commission's Electronic Data Gathering Analysis, and Retrieval ("EDGAR") System.

      Mexco Energy Corporation's stock trades on the American Stock Exchange under the symbol MXC.

      This news release contains forward-looking statements that involve risks, uncertainties and assumptions. All statements other than statements of historical fact are statements that could be regarded as forward-looking statements. Actual events may differ materially from statements made herein. Such forward-looking statements are qualified by factors discussed herein and in the filings that Mexco Energy Corporation makes from time to time with the Securities and Exchange Commission and in news releases issued by Mexco. The risks, uncertainties and assumptions identified therein could cause actual results to differ materially from those contained in projections or forward-looking statements. Copies of the SEC filings are available from Mexco Energy Corporation upon request or by accessing the Edgar filing system.


Contact:

Tammy L. McComic, Vice President of Finance
Mexco Energy Corporation
(432) 682-1119